EXHIBIT 32.1

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of ISP Chemco Inc. (the "Company") for the quarterly period ended September 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sunil Kumar, as President and Chief Executive Officer of the Company and Neal E. Murphy, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 /s/ Sunil Kumar
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Name:   Sunil Kumar
Title:  President and Chief Executive Officer

Date:   November 11, 2003


  /s/ Neal E. Murphy
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Name:   Neal E. Murphy
Title:  Senior Vice President and
           Chief Financial Officer

Date:   November 11, 2003


     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.